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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



                We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-11759, 333-32785, 333-58999, 333-86383, 333-44784,
333-72636, 333-72644, and 333-73430) pertaining to the 1993 Amended Incentive Stock Plan, the 1996 Employee Stock Purchase Plan, the 1996 Director Option Plan, the 2001 Incentive Stock Plan, and The Althexis Company, Inc. 1999 Stock Option Plan and (Form S-3 Nos. 333-73890 and 333-55318) and related Prospectuses, of our report dated February 3, 2003, except for Note 1 and the last paragraph of Note 10, as to which the date is March 20, 2003, with respect to the consolidated financial statements of Essential Therapeutics, Inc. (formerly Microcide Pharmaceuticals, Inc.) included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


/s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 27, 2003